                                                                    EXHIBIT 10.3

                       ASSUMPTION AND AMENDMENT AGREEMENT

      This Assumption and Amendment Agreement, dated as of September 28, 2005, is entered into between SILICON VALLEY BANK ("Silicon"), on the one side, and CARDIAC SCIENCE CORPORATION, a Delaware corporation formerly known as CSQ HOLDING COMPANY (the "Surviving Company"), QUINTON CARDIOLOGY, INC., a Washington corporation ("QCI") (jointly and severally, and effective upon the effective date of the Merger (as defined below), Surviving Company and QCI are referred to herein as the "Existing Borrower"), and CARDIAC SCIENCE OPERATING COMPANY, a Delaware corporation formerly known as CARDIAC SCIENCE, INC. ("CSI") hereinafter referred to as the "New Borrower"), on the other side, with reference to the following facts:

      A. Silicon and Quinton Cardiology Systems, Inc., a Delaware corporation ("QCS") and QCI are parties to that certain Loan and Security Agreement dated December 30, 2002 (as amended, the "Loan Agreement"). (The Loan Agreement and all other documents, instruments and agreements evidencing, securing or otherwise related to the obligations of QCS and QCI to Silicon, are hereinafter collectively referred to as "Loan Documents". Capitalized terms used but not defined in this Assumption Agreement shall have the meanings set forth in the Loan Agreement.)

      B. Silicon and CSI and Cadent Medical Corporation ("CMC") are parties to that certain Loan and Security Agreement dated February 6, 2004 (as amended, the "CSI Loan Agreement"). The CSI Loan Agreement and all other documents, instruments and agreements evidencing, securing or otherwise related to the obligations of CSI and CMC to Silicon, are hereinafter collectively referred to as the "CSI Loan Documents." CMC has subsequently been dissolved.

      C. Rhythm Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Surviving Company, has merged with and into QCS with QCS as the surviving corporation (the "QCS Merger") in accordance with that certain Agreement and Plan of Merger dated as of February 28, 2005, as amended by that certain Amendment to Agreement and Plan of Merger dated as of June 23, 2005 (collectively, the "Merger Agreement").

      D. Immediately following the QCS Merger, QCS, as the surviving corporation of the QCS Merger, has merged with and into the Surviving Company, in accordance with the Merger Agreement (such merger transaction is referred to herein as the "Merger"). As a result of the Merger, the Surviving Company is the surviving corporation.

      E. Immediately following the Merger, (i) the name of the Surviving Company was changed to Cardiac Science Corporation; (ii) Heart Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Surviving Company, merged with and into CSI with CSI as the surviving corporation (the "CSI Merger"), and
(iii) CSI changed its name to Cardiac Science Operating Company, all in accordance with the Merger Agreement. As a result of the CSI Merger, CSI has become a wholly owned subsidiary of the Surviving Company. In conjunction with the CSI Merger, the indebtedness of CSI to Perseus Acquisition/Recapitalization Fund, L.L.C., Perseus Market Opportunity Fund, L.P. and Cardiac Science Co-Investment, L.P. (collectively, the "Subordinating Creditors") shall be converted into a combination of equity of the Surviving Company and cash, and all liens and security interests in favor of the Subordinating Creditors and HSBC Bank USA (as agent for the Subordinating Creditors) will be terminated.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. ASSUMPTION BY SURVIVING COMPANY. Effective as of the effective time of the Merger, the Surviving Company, without any further action, hereby assumes and agrees to perform for the benefit of Silicon all of the "Obligations" (as defined in the Loan Agreement) of QCS, and the Surviving Company agrees to honor, perform and in all respects comply with all terms and provisions of all of the Loan Documents, to the same extent as though the Surviving Company were named therein in place of QCS. All references in the Loan Agreement to "Collateral" and "Obligations" shall be deemed to refer to all present and future Collateral and Obligations (as therein defined) of the Surviving Company as well as QCS. The Surviving Company acknowledges that QCS's Accounts, General Intangibles, Inventory, Equipment and all other Collateral have been transferred to the Surviving Company as a result of the Merger, subject in all respects to the continuing security interest in favor of Silicon, and, as security for all of the Obligations, the Surviving Company hereby grants Silicon a security interest in all of its present and future Collateral, including, without limitation, all present and future Accounts, General Intangibles, Inventory, Equipment and all other Collateral. The Surviving Company acknowledges that, effective as of the effective date of the Merger, all of the Obligations are owing to Silicon from the Surviving Company.

      2. ASSUMPTION BY NEW BORROWER. Effective as of the effective date of the CSI Merger, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under, based upon, or arising out of the Loan Agreement and any and all documents, instruments and agreements relating thereto, including without limitation all of the "Obligations" as defined in the Loan Agreement. Existing Borrower shall remain as an obligor with respect to all of the Obligations, and Existing Borrower and New Borrower shall be jointly and severally liable for all of the Obligations. All references in the Loan Agreement, and in all related documents, to "Borrower" shall be deemed to refer, jointly and severally, to Existing Borrower and New Borrower.

      3. GRANT OF SECURITY INTEREST BY NEW BORROWER. Without limiting the generality of the provisions of Section 2 above, as security for all Obligations, New Borrower hereby grants Silicon a continuing security interest in all of New Borrower's interest in the "Collateral" (as defined in the Loan Agreement) including, without limitation, the types of property described below, whether now owned or hereafter acquired and wherever located:

(a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to New Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the New Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of New Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. By the execution hereof, New Borrower hereby authorizes Silicon to prepare and file UCC-1 Financing Statements listing New Borrower as the debtor therein and in such form as Silicon shall specify.

      4. AMENDMENT TO CSI LOAN DOCUMENTS. New Borrower acknowledges that the present unpaid principal balance of the New Borrower's indebtedness, liabilities and obligations to Silicon under the CSI Loan Documents, including interest accrued through the date hereof is $0.00, with certain Letters of Credit outstanding (the "Present CSI Loan Balance"), and that said sum is owing without any defense, offset, or counterclaim of any kind. The CSI Loan Documents are hereby amended in their entirety to read as set forth in the Loan Agreement, and related documents. New Borrower acknowledges that the Present CSI Loan Balance shall, for all purposes, be deemed to be Loans made by Silicon to the New Borrower pursuant to the Loan Documents. Notwithstanding the assumption of the Loan Documents, the following CSI Loan Documents shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the Loan Documents): All standard documents of Silicon entered into by the New Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts; all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks, copyrights and other intellectual property; all lockbox agreements and/or blocked account agreements; and all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Silicon. In addition, in the event the New Borrower has previously issued any stock options, stock purchase warrants or securities to Silicon, the same and all documents and agreements relating thereto shall also continue in full force and effect.

      5. AMENDMENT TO SCHEDULE. The Schedule to Loan and Security Agreement is hereby deleted and replaced with the Amended Schedule being executed concurrently herewith.

      6. AMENDMENT TO LOAN AGREEMENT. The following provisions of the Loan Agreement are hereby amended as set forth below:

            a. MODIFIED AUDIT PROVISION. Section 5.4 of the Loan Agreement is hereby amended to read as follows:

               5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. After an initial audit to be conducted in conjunction herewith (which Silicon acknowledges has been completed), the parties contemplate that such audits will be performed no more frequently than annually, but nothing herein restricts Silicon's right to conduct such audits more frequently if (i) Silicon believes that it is advisable to do so in Silicon's good faith business judgment, or (ii) Silicon believes in good faith that a Default or Event of Default has occurred. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedule the audit with less than 10 days written notice to Silicon, then (without limiting any of Silicon's rights or remedies), Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

            b. MODIFIED ACQUISITION PROVISION. The single asterisk (*) insert at the end of Section 5.5(i) is hereby amended to read as follows:

                  ; provided however, notwithstanding anything to the contrary in this Section 5.5, Borrower will be permitted to merge or consolidate with another corporation or entity without the prior written consent of Silicon if such acquisition satisfies each of the following requirements: (a) the acquired entity is in the same or similar line of business as Borrower, (b) the acquisition is a non-hostile acquisition (as determined by Silicon in its good faith business judgment), (c) no Default or Event of Default exists both before such acquisition and after giving effect to such acquisition, (d) the acquired entity must show a positive trailing twelve month EBITDA, (e) the total cash consideration paid by Borrower in each such acquisition cannot exceed $10,000,000 and (f) the Borrower must be the surviving corporation of such merger or consolidation.

            c. MODIFIED PREPAYMENT PROVISION. Section 6.2 of the Loan Agreement is hereby amended to read as follows:

                  6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to the following: (a) 1.0% of the Maximum Credit Limit if terminated before December 31, 2005; (b) 0.875% of the Maximum Credit Limit if terminated after December 31, 2005 but before March 31, 2006; (c) 0.75% of the Maximum Credit Limit if terminated after March 31, 2006 but before June 30, 2006;
                  (d) 0.625% of the Maximum Credit Limit if terminated after June 30, 2006 but before September 30, 2006; (e) 0.50% of the Maximum Credit Limit if terminated after September 30, 2006 but before December 31, 2006; (f) 0.375% of the Maximum Credit Limit if terminated after December 31, 2006 but before March 31, 2007; (g) 0.25% of the Maximum Credit Limit if terminated after March 31, 2007 but before June 30, 2007; and (h) 0.125% of the Maximum Credit Limit if terminated after June 30, 2007 but before the Maturity Date. Notwithstanding the foregoing, no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

            d. ADDING DEFINITION OF FOREIGN ACCOUNTS. Subclause (viii) of the Minimum Eligibility Requirements set forth in the definition of "Eligible Accounts" set forth in Section 8 of the Loan Agreement is hereby amended to read as follows:

                  (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (each a "Foreign Account") (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon),

            e. MODIFIED DEFINITION OF ELIGIBLE ACCOUNTS REGARDING DEFERRED REVENUE. The following sentences at the end of the definition of "Eligible Accounts" set forth in Section 8 of the Loan Agreement that read as follows:

                  Without limiting the generality of the foregoing, deferred revenue shall be reviewed by Silicon monthly and associated potential offsets by Account Debtors will be deducted from the Accounts owing from such Account Debtors; provided, however, the foregoing clause will not be applicable once Borrower achieves, and as long as Borrower maintains, an Adjusted Quick Ratio of not less than 0.60 to 1.0 (provided, further, that the foregoing will not limit Silicon's rights to establish reserves with respect to such deferred revenue offsets in the amounts deemed necessary by Silicon in its discretion). For the purposes hereof, the term "Adjusted Quick Ratio" shall mean, as of any applicable date, the ratio of (i) Borrower's cash and Accounts to (ii) Borrower's current liabilities less deferred revenues; provided, however, any accrued warranty shall be included in Borrower's current liabilities.

are hereby amended to read as follows:

                  Without limiting the generality of the foregoing, deferred revenue shall be reviewed by Silicon monthly (provided, that the foregoing will not limit Silicon's rights to establish reserves with respect to such deferred revenue offsets in the amounts deemed necessary by Silicon in its discretion nor will it limit Silicon's rights, in its discretion, to deduct such associated potential offsets by Account Debtors from the Accounts owing from such Account Debtors).

      7. AMENDED AND RESTATED GUARANTY. Reference is made to that certain Cross-Corporate Continuing Guaranty dated December 30, 2002, executed by each of QCS and QCI (fka Quinton, Inc.) in favor of Silicon (the "Guaranty"). The Guaranty is hereby amended and restated in accordance with the Cross-Corporate Continuing Guaranty of even date herewith to be executed by each of the Borrowers in favor of Silicon.

      8. CONTROL AGREEMENTS. As to any U.S. Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's security interest in said Deposit Accounts and investment accounts.

      9. FEE. In consideration for Silicon entering into this Assumption and Amendment Agreement, Borrower shall pay Silicon a fee in the following amounts:

            (a) $100,000 (the "Year 1 Fee"), which is fully earned on a monthly basis going forward and which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents (including, without limitation, $10,000 of the remaining $30,000 owed from the $60,000 fee under that certain Amendment to Loan Documents dated December 30, 2004; the remaining $20,000 of such $30,000 shall be included within the Year 1 Fee). The Year 1 Fee shall accrue at the rate of $8,333.33 per month for each month (or partial month) ending after the date hereof and shall be payable at the end of each quarter. Silicon is authorized to charge said Year 1 Fee, as provided for above, to Borrower's loan account.

            (b) $75,000 (the "Year 2 Fee"), which will be fully earned on a monthly basis going forward, commencing with the first anniversary date of this Agreement and which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. The Year 2 Fee shall accrue at the rate of $6,250 per month for each month (or partial month) ending after the first anniversary date of this Agreement and shall be payable at the end of each quarter. Silicon is authorized to charge said Year 2 Fee, as provided for above, to Borrower's loan account.

      10. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct. Without limiting the generality of the foregoing, the Surviving Company hereby represents and warrants to Silicon that all representations and warranties in the Loan Documents made on the part of QCS are true and correct on the date hereof with respect to the Surviving Company, with the same force and effect as if the Surviving Company were named as the borrower in the Loan Documents in place of QCS.

      11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Silicon hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND SILICON EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      12. INTEGRATION. This will confirm that this Agreement, the Loan Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      13. GENERAL PROVISIONS. This Agreement and the Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter hereof are contained herein and in the Loan Documents. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. Without limiting the terms of the Loan Documents, Borrower shall reimburse Silicon for all costs, fees and expenses incurred by Silicon in connection with the negotiation, preparation and conclusion of, and the enforcement of Silicon's rights and remedies under, this Agreement, any amendment hereof, and any agreements and documents relating hereto, including, but not limited to, reasonable attorneys' fees, and all other costs, fees and expenses. Borrower agrees to cooperate fully with Silicon and take all further actions and execute all further documents from time to time as Silicon may deem necessary or advisable to carry out the purposes of this Agreement.

CARDIAC SCIENCE CORPORATION,                SILICON VALLEY BANK
a Delaware corporation

By /s/ Michael Matysik                      By /s/ Jennifer Bentley
   ------------------------------              ---------------------------------
Title  SVP/CFO                              Title  RM

QUINTON CARDIOLOGY, INC.,                   CARDIAC SCIENCE OPERATING COMPANY,
a Washington corporation                    a Delaware corporation



By /s/Michael Matysik                       By /s/ Michael Matysik
   ------------------------------              ---------------------------------
Title  CFO                                  Title  CFO

-3

SILICON VALLEY BANK

                               AMENDED SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:  CARDIAC SCIENCE CORPORATION (SUCCESSOR BY MERGER TO QUINTON
           CARDIOLOGY SYSTEMS, INC.)
           QUINTON CARDIOLOGY, INC.
           CARDIAC SCIENCE OPERATING COMPANY

ADDRESS:   3303 MONTE VILLA PARKWAY
           BOTHELL, WA  98021

DATE:      SEPTEMBER 28, 2005

This Amended Schedule is executed and delivered pursuant to an Assumption and Amendment Agreement of even date between Silicon Valley Bank ("Silicon") and the above-borrower (the "Borrower"), forms an integral part of the Loan and Security Agreement between Silicon and Quinton Cardiology Systems, Inc. and Quinton Cardiology, Inc. (fka Quinton, Inc.) dated as of December 30, 2002 (the "Loan Agreement") and amends and restates the Schedule to the Loan Agreement (the "Original Schedule"). All reference to the "Loan Agreement" and to "this Agreement" shall be deemed to refer to the Loan Agreement and the Schedule to the Loan Agreement (including this Amended Schedule).

1. CREDIT LIMIT
   (Section 1.1): An amount not to exceed the following:

                  (A)   The lesser of:

                        (i) $20,000,000 at any one time outstanding (the "Maximum Credit Limit"), or

                        (ii)  (a) or (b) below, whichever is applicable:

                              (a) the sum of (I), (II), (III) and (IV) below (the "Borrowing Base"):

                                    (I)   85% (an "Advance Rate") of the amount
                                          of Borrower's Eligible Accounts (as
                                          defined in Section 8 above),

                                          plus

                                    (II)  50% (an "Advance Rate") of the amount
                                          of Borrower's unrestricted cash in
                                          accounts maintained at Silicon,

                                          plus

                                    (III) an amount not to exceed the lesser of:

                                          (1)   30% (an "Advance Rate") of the
                                                value of Borrower's Eligible
                                                Inventory (as defined in Section
                                                8 above), calculated at the
                                                lower of cost or market value
                                                and determined on a weighted
                                                average basis; or

                                          (2)   an amount equal to 35% (an
                                                "Advance Rate") of the
                                                Borrower's Eligible Receivables
                                                (as defined in Section 8 above);
                                                or

                                          (3)   $5,000,000,

                                          plus

                                    (IV)  85% of Borrower's Foreign Accounts
                                          (that are otherwise Eligible Accounts
                                          except for the Account Debtor being
                                          located outside the United States or
                                          Canada and which have not been
                                          pre-approved by Silicon in writing,
                                          are not backed by a letter of credit
                                          satisfactory to Silicon or are not
                                          FCIA insured satisfactory to Silicon)
                                          that are billed and collected within
                                          the United States, up to a maximum of
                                          $2,500,000.

                              OR

                              (b) Loans in the aggregate principal amount outstanding of not more than $7,500,000 (the "Non-Formula Loan").

                              Loans will be made pursuant to subclause
                              (A)(ii)(b) above only if, and as long as, Borrower maintains, as of the end of each month, an Adjusted Quick Ratio (as defined herein) of not less than 1.10 to 1.0. At all other times, or if Borrower desires Loans to exceed $7,500,000 (regardless of whether or not Borrower's Adjusted Quick Ratio is 1.10 to 1.0 or greater), Loans will be made pursuant to subclause (A)(ii)(a) above.

                        minus

                        (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus the FX Reserve, and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit.

                        Silicon may, from time to time, modify the Advance Rates, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory or other issues or factors relating to the Accounts, Inventory or other Collateral. Silicon shall have the right, in its good faith business judgment to have appraisals of the orderly liquidation value of the Eligible Inventory done periodically by an appraiser acceptable to Silicon, in order to assist it in determining Advance Rates.

                        Loans will be made to each Borrower based on the Eligible Receivables and Eligible Inventory of each Borrower, subject to the Maximum Credit Limit set forth above for all Loans to all Borrowers combined.

LETTER OF CREDIT
SUBLIMIT
(Section 1.6):          An amount equal to (A) the lesser of the Maximum Credit
                        Limit or the Borrowing Base or the Non-Formula Loan
                        (whichever is applicable), minus (B) the FX Reserve, and minus (C) all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX
                        Reserve, and all amounts for Cash Management Services utilized under the Cash Management Services Sublimit may not exceed $10,000,000.

CASH MANAGEMENT
SUBLIMIT:               An amount equal to (A) the lesser of the Maximum Credit
                        Limit or the Borrowing Base or the Non-Formula Loan
                        (whichever is applicable), minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (C) the FX
                        Reserve, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit
                        (including drawn but unreimbursed Letters of Credit), and the FX Reserve, and all amounts for Cash Management
                        Services utilized under the Cash Management Services
                        Sublimit may not exceed $10,000,000.

CASH MANAGEMENT
SERVICES:               Borrower may use up to the Cash Management Sublimit
                        above, for Silicon's Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the "Cash Management Services"). Silicon may charge to Borrower's Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management
                        Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management
                        Services shall terminate on the Maturity Date.

FOREIGN EXCHANGE
CONTRACT SUBLIMIT:      An amount equal to (A) the lesser of the Maximum Credit
                        Limit or the Borrowing Base or the Non-Formula Loan
                        (whichever is applicable), minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (C) all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve, and all amounts for Cash Management Services utilized under the Cash Management Services Sublimit may not exceed
                        $10,000,000.

FX RESERVE:             Borrower may enter into foreign exchange forward
                        contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the "FX Forward
                        Contracts"); provided that (1) at the time the FX
                        Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward
                        Contract; and (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the FX Sublimit set forth above. The "FX Reserve" shall be a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total
                        FX Forward Contracts from time to time outstanding.
                        Silicon may, in its discretion, terminate the FX Forward
                        Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward
                        Contracts.

2. INTEREST.

      INTEREST RATE (Section 1.2):

                              A rate equal to the "Prime Rate" in effect from time to time, plus 0.0% per annum, provided that the interest rate in effect on any day shall not be less than 6.25% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

      MINIMUM MONTHLY
      INTEREST (Section 1.2): Not Applicable.

3. FEES (Section 1.4):

      Loan Fee:               See Assumption and Amendment Agreement of even
                              date herewith.

      Unused Line Fee:        In the event, in any calendar month (or portion
                              thereof at the beginning and end of the term hereof), the sum of (i) the average daily principal balance of the Loans outstanding during the month and (ii) the face amount of any outstanding Letters of Credit is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.25% per annum on the difference between the amount of the Maximum Credit Limit and the sum of
                              (i) the average daily principal balance of the Loans outstanding during the month and (ii) the face amount of any Letters of Credit, computed on the basis of a 360-day year, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following month.

4. MATURITY DATE
   (Section 6.1):             September 28, 2007 [Two years from the date of
                              this Agreement].

5. FINANCIAL COVENANTS
   (Section 5.1):             Borrower shall, on a consolidated basis, comply
                              with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

      MINIMUM TANGIBLE
      NET WORTH:              Borrower shall maintain a Tangible Net Worth of
                              not less than $39,000,000 plus (i) 100% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower's net income in each fiscal quarter ending after the date hereof. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum
                              Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased, except in circumstances described in the next paragraph.

                              If any change in Borrower's consolidated Tangible Net Worth is shown in its consolidated financial statements as a result of the Merger, Silicon will reset the Minimum Tangible Net Worth Financial Covenant to be $5,000,000 less than the consolidated Tangible Net Worth of the Borrower (as shown on the Borrower's consolidated financial statements).


      MINIMUM ADJUSTED
      QUICK RATIO:            Borrower shall maintain an Adjusted Quick Ratio of
                              not less than 0.75 TO 1.0.

DEFINITIONS.                  For purposes of the foregoing financial covenants,
                              the following term shall have the following meaning:

                              "Adjusted Quick Ratio" shall mean, as of any applicable date, the ratio of (i) Borrower's unrestricted cash and net Accounts to (ii) Borrower's current liabilities less deferred revenues less warranty reserves.

                              "Current assets", "current liabilities" and
                              "liabilities" shall have the meaning ascribed thereto by GAAP.

                              "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with GAAP, with the following adjustments:

                                 (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises and Borrower's shareholder's interest in ScImage;

                                 (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which Silicon agrees in writing is acceptable to Silicon in its good faith business judgment.

6. REPORTING.
   (Section 5.3):

                              Borrower shall provide Silicon with the following:

                              1. For any month in which any Loans are
                                 outstanding, monthly transaction reports and borrowing base and schedules of collections, on Silicon's standard form within fifteen days after the end of such month. However, no monthly transaction report will be required if the only Loans that were or are outstanding is the Non-Formula Loan and if Borrower maintains an Adjusted Quick Ratio equal to or greater than 1.10 to 1.0.

                              2. For any month in which any Loans are
                                 outstanding, monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.

                              3. For any month in which any Loans are
                                 outstanding, monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

                              4. For any month in which any Loans are
                                 outstanding, monthly reconciliations of
                                 accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.

                              5. For any month in which any Loans are
                                 outstanding, monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Silicon in its good faith business judgment, all within fifteen days after the end of each month.

                              6. Monthly unaudited financial statements, as soon
                                 as available, and in any event within thirty days after the end of each month.

                              7. Monthly Compliance Certificates, within thirty
                                 days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

                              8. Quarterly unaudited financial statements, as
                                 soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

                             9. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days after the end of each fiscal year of Borrower.

                             10. Annual financial statements, as soon as
                                 available, and in any event within 120 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

7. BORROWER INFORMATION:

                              Borrower represents and warrants that other than as disclosed in publicly available financial statements and securities filings, since December 12, 2002, there have been no material adverse changes in its business or operations. Borrower covenants that it will complete, execute and deliver to Silicon an updated Representations and Warranties, on Silicon's standard form, within 30 days of the date of this Agreement.

8. ADDITIONAL PROVISIONS

                             (1) BANKING RELATIONSHIP. Borrower shall at all
                                 times maintain its primary banking relationship with Silicon, including, without limitation, its primary operating and investment accounts. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts.

                             (2) SUBORDINATION OF INSIDE DEBT. All present and
                                 future indebtedness of Borrower to its
                                 officers, directors and shareholders exclusive of expense reimbursements and advances made in the ordinary course of business ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: NONE. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

Borrower:                                             Silicon:

   CARDIAC SCIENCE CORPORATION                        SILICON VALLEY BANK


   By /s/ Michael Matysik                             By /s/ Jennifer Bentley
      ----------------------------------                 -----------------------
         President or Vice President                  Title  RM

   By
      ----------------------------------
         Secretary or Ass't Secretary

Borrower:

   QUINTON CARDIOLOGY, INC.

   By /s/ Michael Matysik
      ----------------------------------
         President or Vice President

   By
      ----------------------------------
         Secretary or Ass't Secretary

Borrower:

   CARDIAC SCIENCE OPERATING COMPANY

   By /s/ Michael Matysik
      ----------------------------------
         President or Vice President

   By
      ----------------------------------
         Secretary or Ass't Secretary